EXHIBIT 4.10

                                 DATED [___], 2002



                               ABBEY NATIONAL PLC
                                   as Servicer


                                       and


                             HOLMES TRUSTEES LIMITED
                              as Mortgages Trustee


                                       and


                               ABBEY NATIONAL PLC
                                    as Seller


                                       and


                             HOLMES FUNDING LIMITED
                                   as Funding


                                       and


                       JPMORGAN CHASE BANK, LONDON BRANCH
                               as Security Trustee



           ----------------------------------------------------------

                          FURTHER AMENDED AND RESTATED
                               SERVICING AGREEMENT

           ----------------------------------------------------------



                                SLAUGHTER AND MAY
                                  1 BUNHILL ROW
                                 LONDON EC1Y 8YY
                                   (MSXH/AGL)
                                   CB022900147


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                                    CONTENTS

CLAUSE                                                                      PAGE


1.       DEFINITIONS, INTERPRETATION AND AMENDMENT AND RESTATEMENT .........  2

2.       APPOINTMENT OF SERVICER ...........................................  2

3.       THE ADMINISTRATION SERVICES .......................................  3

4.       MORTGAGES TRUSTEE SVR AND TRACKER LOANS ...........................  5

5.       ADMINISTRATION OF MORTGAGES .......................................  8

6.       NO LIABILITY ...................................................... 11

7.       NEW LOANS ......................................................... 11

8.       PRODUCT SWITCHING AND FURTHER ADVANCES ............................ 11

9.       REDEMPTION OF MORTGAGES ........................................... 11

10.      POWERS OF ATTORNEY ................................................ 12

11.      COSTS AND EXPENSES ................................................ 12

12.      INFORMATION ....................................................... 13

13.      REMUNERATION ...................................................... 15

14.      INSURANCES ........................................................ 15

15.      ABBEY INSURANCE POLICIES .......................................... 16

16.      BUILDINGS POLICIES ................................................ 16

17.      TITLE DEEDS ....................................................... 17

18.      DATA PROTECTION ................................................... 18

19.      COVENANTS OF SERVICER ............................................. 18

20.      SERVICES NON-EXCLUSIVE ............................................ 19

21.      TERMINATION ....................................................... 19

22.      FURTHER ASSURANCE ................................................. 22


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23.      MISCELLANEOUS ..................................................... 23

24.      CONFIDENTIALITY ................................................... 24

25.      NOTICES ........................................................... 25

26.      VARIATION AND WAIVER .............................................. 26

27.      NO PARTNERSHIP .................................................... 26

28.      ASSIGNMENT ........................................................ 26

29.      CHANGE OF SECURITY TRUSTEE ........................................ 26

30.      NEW INTERCOMPANY LOAN AGREEMENTS .................................. 27

31.      EXCLUSION OF THIRD PARTY RIGHTS ................................... 27

32.      COUNTERPARTS ...................................................... 27

33.      GOVERNING LAW ..................................................... 27

SCHEDULE 1 ................................................................. 28

SCHEDULE 2 ................................................................. 29

SCHEDULE 3 ................................................................. 31

SCHEDULE 4 ................................................................. 35


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THIS FURTHER AMENDED AND RESTATED SERVICING AGREEMENT is made as a deed on ___,
2002

BETWEEN:

(1) ABBEY NATIONAL PLC (registered number 2294747), a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN in its capacity as servicer of the Loans and the Related Security (the "SERVICER", which expression shall include such other person as may from time to time be appointed as servicer of the Portfolio pursuant to this Agreement);

(2) HOLMES TRUSTEES LIMITED (registered number 3982431), a private limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN (the "MORTGAGES TRUSTEE");

(3) ABBEY NATIONAL PLC (registered number 2294747), a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN in its capacity as seller of the Loans (the "SELLER");

(4) HOLMES FUNDING LIMITED (registered number 3982428), a private limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN ("FUNDING" and together with the Seller, the "BENEFICIARIES"); and

(5) JPMORGAN CHASE BANK, LONDON BRANCH (formerly known as The Chase Manhattan Bank, London Branch) whose principal office is at Trinity Tower, 9 Thomas More Street, London E1W 1YT in its capacity as trustee (the "SECURITY TRUSTEE"), which expression shall include such company and all other persons or companies for the time being acting as the trustee or trustees under the Funding Deed of Charge).


WHEREAS:-

(A) The Servicer carries on the business of, inter alia, administering mortgage loans secured on residential properties within the United Kingdom.

(B) By the Mortgage Sale Agreement, the Seller agreed to assign the Loans and Related Security comprised in the Initial Portfolio to the Mortgages Trustee. The Mortgages Trustee holds the Initial Portfolio together with any New Portfolio assigned thereafter on trust for Funding and the Seller pursuant to the terms of the Mortgages Trust Deed.

(C) The Servicer is willing to provide administration and management services to the Mortgages Trustee, the Seller, Funding and the Security Trustee on the terms and subject to the conditions contained in this Agreement in relation to, inter alia, the Loans and Related Security assigned to the Mortgages Trustee by the Seller.


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                                       2


(D) Further to requests from Investors, the Servicer has agreed with the parties hereto to make available to Investors the Monthly Reports (as defined below) in an electronic format.


IT IS HEREBY AGREED as follows:

1.    DEFINITIONS, INTERPRETATION AND AMENDMENT AND RESTATEMENT

1.1 The Amended and Restated Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy and Slaughter and May on ___, 2002 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of that Amended and Restated Master Definitions and Construction Schedule.

1.2 Any reference in this Agreement to any discretion, power or right on the part of the Mortgages Trustee shall be as exercised by the Mortgages Trustee only as directed by the Beneficiaries but subject in each case to the provisions of [Clause 13.2 ]of the Mortgages Trust Deed.

1.3 This Agreement further amends and restates the servicing agreement made on 26th July, 2000 (which was previously amended and restated on 29th November, 2000 and 23rd May, 2001) between the parties hereto (the "Principal Agreement"). As of the date of execution of this Agreement, any future right or obligation (excluding such rights or obligations accrued at such date) of a party under the Principal Agreement shall be extinguished and shall instead be governed by this Agreement.


2.    APPOINTMENT OF SERVICER

2.1 Subject to Clause 4.3(D), and until termination pursuant to Clause 21, the Mortgages Trustee, the Seller and Funding (according to their respective estates and interests) each hereby appoints the Servicer as its lawful agent on their respective behalves to exercise their respective rights, powers and discretions, and to perform their respective duties, under and in relation to the Loans and their Related Security. The Servicer in each case hereby accepts such appointment on the terms and subject to the conditions of this Agreement. The Security Trustee consents to the appointment of the Servicer on the terms of and subject to the conditions of this Agreement.

2.2 For the avoidance of doubt and in connection with the rights, powers and discretions conferred under Clause 2.1, during the continuance of its appointment hereunder, the Servicer shall, subject to the terms and conditions of this Agreement, the Mortgage Conditions, the Mortgage Sale Agreement and the Mortgages Trust Deed, have the full power, authority and right to do or cause to be done any and all things which it reasonably considers necessary, convenient or incidental to the administration of the Loans and their Related Security or the exercise of such rights, powers and discretions, provided however that neither the Mortgages Trustee nor


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      Funding nor their respective directors shall be required or obliged at any time to enter into any transaction or to comply with any directions which the Servicer may give with respect to the operating and financial policies of the Mortgages Trustee or Funding and the Servicer hereby acknowledges that all powers to determine such policies (including the determination of whether or not any particular policy is for the benefit of the Mortgages Trustee or Funding) are, and shall at all times remain, vested, as the case may be, in the Mortgages Trustee and/or Funding (and their respective directors) and none of the provisions of this Agreement shall be construed in a manner inconsistent with this proviso.


3.    THE ADMINISTRATION SERVICES

3.1   GENERAL

      (A) The duty of the Servicer shall be to provide the services set out in this Agreement including Schedule 1 (the "SERVICES").

      (B) If and when the Servicer is requested to confirm or state the capacity in which it is administering and servicing the Loans, their Related Security and related matters pursuant to this Agreement by any Borrower or any third party not being a party to this Agreement and to whom the Servicer is obliged by law to disclose such information, the Servicer shall confirm or state that it is acting in its capacity as servicer of the Loans, their Related Security and related matters as agent for and on behalf of the Mortgages Trustee and the Beneficiaries and not on its own behalf.

3.2   SUB-CONTRACTS

      (A) The Servicer may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement, provided that (but subject to Clause 3.2(B)):

            (i) the prior written consent of Funding and the Security Trustee to the proposed arrangement (including, if Funding and the Security Trustee consider it necessary, approving any contract which sets out the terms on which such arrangements are to be made) has been obtained and notification has been given to each of the Rating Agencies;

            (ii) where the arrangements involve the custody or control of any Customer Files and/or Title Deeds relating to the Portfolio for the purpose of performing any delegated Services the sub-contractor or delegate has executed an acknowledgement in form and substance acceptable to Funding and the Security Trustee to the effect that any such Customer Files and/or Title Deeds are and will be held to the order of the Mortgages Trustee (as trustee for the Beneficiaries);

            (iii) where the arrangements involve or may involve the receipt by the sub-contractor or delegate of monies belonging to the Beneficiaries which, in accordance with this Agreement, are to be paid into the Mortgages Trustee GIC Account, the Alternative Accounts and/or the Funding GIC Account, the


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                                       4


                  sub-contractor or delegate has executed a declaration in form and substance acceptable to the Beneficiaries that any such monies held by it or to its order are held on trust for the Beneficiaries and will be paid forthwith into, as applicable, the Mortgages Trustee GIC Account, the Alternative Accounts and/or the Funding GIC Account in accordance with the terms of the Mortgages Trust Deed;

            (iv) any such sub-contractor or delegate has executed a written waiver of any Security Interest arising in connection with such delegated Services (to the extent that such Security Interest relates to the Portfolio or any amount referred to in
                  (iii) above); and

            (v) neither the Mortgages Trustee nor the Beneficiaries shall have any liability for any costs, charges or expenses payable to or incurred by such sub-contractor or delegate or arising from the entering into, the continuance or the termination of any such arrangement.

      (B)   The provisos to Clause 3.2(A)(i), (ii) and (iii) shall not apply:

            (i)   to the engagement by the Servicer of:

                  (a) any receiver, solicitor, insurance broker, valuer, surveyor, accountant, estate agent, insolvency practitioner, auctioneer, bailiff, debt counsellor, tracing agent, property management agent, licensed conveyancer or other professional adviser acting as such; or

                  (b) any locksmith, builder or other contractor acting as such in relation to a Property,

                  in any such case being a person or persons whom the Servicer would be willing to appoint in respect of its own mortgages in connection with the performance by the Servicer of any of its obligations or functions or in connection with the exercise of its powers under this Agreement; or

            (ii) to any delegation to any wholly-owned subsidiary of the Seller from time to time.

      (C) The Mortgages Trustee and/or Funding and the Security Trustee may require the Servicer to assign to the Mortgages Trustee any rights which the Servicer may have against any sub-contractor or delegate arising from the performance of services by such person in association with any matter contemplated by this Agreement and the Servicer acknowledges that such rights assigned to the Mortgages Trustee will be exercised by the Mortgages Trustee as trustee for the Beneficiaries subject to the terms of the Mortgages Trust Deed.

      (D) Notwithstanding any sub-contracting or delegation of the performance of its obligations under this Agreement, the Servicer shall not thereby be released or


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                                       5


            discharged from any liability hereunder and shall remain responsible for the performance of the obligations of the Servicer under this Agreement, and the performance or non-performance or the manner of performance of any sub-contractor or delegate of any of the Services shall not affect the Servicer's obligations under this Agreement and any breach in the performance of the Services by such sub-contractor or delegate shall, subject to the Servicer being entitled for a period of twenty London Business Days from receipt of notice of the breach to remedy such breach by any sub-contractor or delegate, be treated as a breach of this Agreement by the Servicer.

3.3   NOTICES ETC.

      Promptly upon request by Funding and the Security Trustee, the Servicer shall procure that any notices permitted to be given by the Mortgages Trustee under [Clause 6.4] of the Mortgage Sale Agreement are so given by the Servicer on the Mortgages Trustee's behalf.

3.4   LIABILITY OF SERVICER

      (A) The Servicer shall indemnify each of the Mortgages Trustee and the Beneficiaries on demand on an after tax basis for any loss, liability, claim, expense or damage suffered or incurred by either of them in respect of the negligence or willful default of the Servicer in carrying out its functions as Servicer under this Agreement or the other Transaction Documents or as a result of a breach by the Servicer of the terms and provisions of this Agreement or the other Transaction Documents in relation to such functions.

      (B) For the avoidance of doubt, the Servicer shall not be liable in respect of any loss, liability, claim, expense or damage suffered or incurred by the Mortgages Trustee and/or the Beneficiaries and/or any other person as a result of the proper performance of the Services by the Servicer save where such loss, liability, claim, expense or damage is suffered or incurred as a result of any negligence or willful default of the Servicer or as a result of a breach by the Servicer of the terms and provisions of this Agreement or the other Transaction Documents in relation to such functions.

      (C) Any indemnification under this Clause 3.4 in respect of loss suffered by the Beneficiaries shall be paid for by reducing the Seller Share of the Trust Property by an amount equal to the relevant loss incurred by the Beneficiaries in accordance with [Clause 6.4] of the Mortgages Trust Deed and Schedule 2 to the Cash Management Agreement.


4.    MORTGAGES TRUSTEE SVR AND TRACKER LOANS


4.1 The Mortgages Trustee and each of the Beneficiaries each hereby grants the Servicer full right, liberty and authority from time to time, in accordance with the relevant Mortgage Terms, to determine and set:


      (A) the Mortgages Trustee SVR chargeable to Borrowers from time to time. In exercising such right, liberty and authority the Servicer undertakes to each of the other parties to

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                                       6



            this Agreement that it shall not at any time set or maintain the Mortgages Trustee SVR at a rate which is higher than the then prevailing Abbey SVR, unless the Servicer is required to do so pursuant to Clause 4.3, and, subject to that requirement, that it shall not change the Mortgages Trustee SVR save for the same reasons as the Seller was entitled, under the Mortgage Conditions, to change the Abbey SVR prior to the assignment to the Mortgages Trustee of the Loans comprised in the Portfolio and their Related Security. Each of the Mortgages Trustee and the Beneficiaries shall be bound by the Mortgages Trustee SVR set in accordance with this Agreement; and


      (B) any variable margin in respect of Tracker Loans. In exercising such right, liberty and authority the Servicer undertakes to each of the other parties to this Agreement that:


            (i) where the Offer Conditions relating to any Tracker Loan provide that the margin shall be the same as the margin applicable to all other Loans having the same Offer Conditions in relation to the setting of the interest rate, the Servicer shall not at any time set or maintain a margin which is higher than the margin which is then being set by the Seller in relation to any loans carrying the same Offer Conditions relating to interest rate setting which are beneficially owned by the Seller; and


            (ii) in relation to any other Tracker Loan with a variable margin, the Servicer shall not at any time set or maintain a margin which is higher than the margin which would then be set in accordance with the Seller's Policy (or, if the Seller's Policy is no longer dealing with the setting of such margins, in accordance with the standards of a reasonable, prudent mortgage lender) in relation to that Loan, unless the Servicer is required to do so pursuant to Clause 4.3, and, subject to that requirement, that it shall not change any variable margin applicable to any Tracker Loan save for the same reasons as the Seller was entitled, under the Offer Conditions, to change such margin prior to the assignment to the Mortgages Trustee of the Loans comprised in the Portfolio and their Related Security. Each of the Mortgages Trustee and the Beneficiaries shall be bound by any margin set in accordance with this Agreement.


4.2 The Servicer shall take the steps rendered necessary by the relevant Mortgage Terms and applicable law (including, without limitation, the Guidance Note on Interest Variation Terms issued by the Office of Fair Trading in February 2000 and any successor guideline or applicable additional guidelines) to bring each change in such rate or rates of interest to the attention of the relevant Borrowers, whether due to a change in the Mortgages Trustee SVR or as a consequence of any provisions of the Mortgage Terms. Any change in the Mortgages Trustee SVR shall be notified to each of the Mortgages Trustee, the Security Trustee and the Beneficiaries as soon as reasonably practicable. All costs arising in relation to such a notification of a change in such rate or rates of interest shall be borne by the Servicer.


4.3   (A)   On each Interest Payment Date the Servicer shall determine, having regard to:


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                                       7


            (i) the income which Funding would expect to receive during the next succeeding Interest Period;


            (ii) the Mortgages Trustee SVR in respect of the Loans which the Servicer proposes to set under this Clause 4;


            (iii) the variable margins in respect of Tracker Loans which the
                  Servicer proposes to set under this Clause 4; and


            (iv) the other resources available to Funding including the Funding Swap Agreements, the First Reserve Fund and the Second Reserve Fund,

            whether Funding would receive an amount of income during that Interest Period which when aggregated with the funds otherwise available to it is less than the amount which is the aggregate of
            (1) the amount of interest which will be payable in respect of the Term AAA Advances on the Distribution Date falling at the end of such Interest Period and (2) the other senior expenses of Funding which rank in priority thereto or pari passu therewith under the Funding Pre-Enforcement Revenue Priority of Payments or, as applicable, the Funding Post-Enforcement Priority of Payments (the amount (if any) by which it is less being the "INTEREST RATE SHORTFALL").


      (B) If the Servicer determines that there will be an Interest Rate Shortfall, it will within one London Business Day give written notice thereof to the Mortgages Trustee, Funding and the Security Trustee of such Interest Rate Shortfall and of the Mortgages Trustee SVR and any variable margins in relation to Tracker Loans which would, in the Servicer's opinion, need to be set in order for no Interest Rate Shortfall to arise, having regard to the date(s) (which shall be specified in the notice) on which such changes to the Mortgages Trustee SVR and any variable margins in relation to Tracker Loans would take effect and at all times acting in accordance with the standards of a reasonable, prudent mortgage lender as regards the competing interests of those Borrowers with Loans in respect of which the rate of interest is determined by reference to an SVR and those Borrowers with Tracker Loans.


      (C) If the Mortgages Trustee, Funding and the Security Trustee notify the Servicer that, having regard to the obligations of Funding, the Mortgages Trustee SVR and any variable margins in relation to Tracker Loans should be increased, the Servicer, as agent for and on behalf of, inter alia, the Mortgages Trustee and the Beneficiaries, shall take all steps which are necessary, including publishing any notice which is required in accordance with the Mortgage Terms, to effect such change in the Mortgages Trustee SVR and any variable margins in relation to Tracker Loans on the date(s) specified in the notice referred to in Clause 4.3(B).

      (D) The Mortgages Trustee and/or Funding and the Security Trustee may terminate the authority of the Servicer under Clause 4.1 and Clause
            4.3 to determine the Mortgages Trustee SVR and any variable margins in relation to Tracker Loans on or after the occurrence of a Termination Event, in which case the Mortgages Trustee shall set the


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            Mortgages Trustee SVR and any variable margins in relation to
            Tracker Loans in accordance with this Clause 4, save the Seller shall be entitled to make representations to the Mortgages Trustee with respect to any charges in any variable margins in relation to Tracker Loans.


5.    ADMINISTRATION OF MORTGAGES


5.1   DIRECT DEBITING SCHEME


      (A) For the purposes of collecting amounts due from Borrowers under the Loans and the Related Security comprised in the Portfolio in accordance with this Agreement the Servicer will unless otherwise agreed with the Beneficiaries:

            (i) act, or procure that another person approved by the Beneficiaries (such approval not to be unreasonably withheld) (the "THIRD PARTY COLLECTION AGENT") acts, as collection agent for the Mortgages Trustee and the Beneficiaries under the Direct Debiting Scheme and remains a member of the Direct Debiting Scheme or any scheme which replaces the Direct Debiting Scheme;

            (ii) subject to Clause 5.3(B) and 5.3(C), deliver to the Bankers Automated Clearing System ("BACS") or to each Account Bank (as appropriate) such instructions as may be necessary from time to time for the debit of the account of each Borrower in respect of which there is a direct debit mandate (the date of such delivery being the "D.D. DATE") with the Monthly Payment due from such Borrower, and for the amount of such Monthly Payment to be credited to the Mortgages Trustee GIC Account or relevant Alternative Account, as the case may be, on the D.D. Date or, if such is not a London Business Day, the following London Business Day;


            (iii) subject to Clause 5.3(B) and 5.3(C), deliver to each Account
                  Bank or BACS (as appropriate) not later than ten London Business Days before the next succeeding Monthly Payment Day after the D.D. Date, instructions for the debit of the account of each Borrower in respect of which there is a direct debit mandate and the Monthly Payment due and owing from such Borrower on the last D.D. Date remains outstanding to the extent that, on the date of presentation of such instructions, such Monthly Payment has not been received in full by the Servicer on behalf of the Mortgages Trustee;

            (iv) subject to Clause 5.3(B) and 5.3(C), deliver to each Account Bank or BACS (as appropriate) such other instructions for the debit of the account of each Borrower in respect of which there is a direct debit mandate in accordance with the Direct Debiting Scheme as may be appropriate for the recovery of sums due by such Borrower;


            (v) comply in all material respects with the requirements from time to time of the Direct Debiting Scheme including "The Originator's Guide and Rules to the Direct Debiting Scheme" as amended from time to time; and



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                                       9

            (vi) take all such other steps as are reasonably appropriate, including in particular the preparation and administration of appropriate computer tapes in connection with BACS, to ensure that all monies received from Borrowers during banking hours on any particular day are credited on that day to the Mortgages Trustee GIC Account or relevant Alternative Account, as the case may be.


      (B) The Servicer may agree with a Borrower that the Direct Debiting Scheme shall not apply to Monthly Payments to be made by such Borrower, provided, subject to Clause 5.3(D), that (i) alternative payment arrangements are made which are intended to ensure timely payment of Monthly Payments due from the Borrower to the Mortgages Trustee on behalf of the Beneficiaries, and (ii) the change in arrangements was made at the instigation of the Borrower or by the Servicer in accordance with the procedures which would be adopted by a reasonable, prudent mortgage lender.

      (C) The Servicer may, notwithstanding the proviso to Clause 5.3(B), agree such procedures for the payment by a Borrower of (i) overdue amounts and (ii) amounts payable on redemption of a Mortgage in whole or in part other than through the Direct Debiting Scheme as would be agreed by a reasonable, prudent mortgage lender.

      (D) Where a Borrower permits a direct debit to be made to his bank account, the Servicer will endeavour to procure that such Borrower maintains a valid and effective mandate relating to such direct debit in relation to each Monthly Payment due from that Borrower, provided that in any case where a Borrower will not permit a direct debit to be made to his bank account the Servicer will endeavour to make alternative arrangements acceptable to a reasonable, prudent mortgage lender so that such Borrower nevertheless pays each Monthly Payment on the due date.

      (E) In the event that the BACS system ceases to operate for any reason the Servicer will use reasonable endeavours to make alternative arrangements for the use of the back up systems available to each Account Bank.

5.2   ADMINISTRATION AND ENFORCEMENT OF MORTGAGES


      (A) The Mortgages Trustee and the Beneficiaries hereby direct the Servicer to administer the Loans comprised in the Portfolio and carry out its specific obligations under this Agreement in accordance with the Seller's Policy.

      (B) The Servicer will, in relation to any default by a Borrower under or in connection with a Loan or a Mortgage comprised in the Portfolio, comply with the Enforcement Procedures or, to the extent that the Enforcement Procedures are not applicable having regard to the nature of the default in question, take such action as is not materially prejudicial to the interests of the Mortgages Trustee (as trustee for the Beneficiaries) and the Beneficiaries under the relevant MIG Policy, provided that:

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                                       10


            (i) the Servicer shall only become obliged to comply with the Enforcement Procedures (to the extent applicable) or to take action as aforesaid after it has become aware of the default;

            (ii) it is acknowledged by the Beneficiaries that mortgage lenders generally exercise discretion in pursuing their respective enforcement procedures and that the Servicer may exercise such discretion as would a reasonable, prudent mortgage lender in applying the Enforcement Procedures to any particular defaulting Borrower or taking action as aforesaid, provided that in exercising such discretion the interest of Funding in the Portfolio is not materially prejudiced; and

            (iii) in any case where any of the Insurance Policies requires exact compliance with certain enforcement procedures the Servicer shall procure the prior written consent of the relevant insurance company for any deviation by it from such enforcement procedures.

5.3   RECORDS

      The Servicer shall keep and maintain records in relation to the Portfolio, on a Loan by Loan basis, for the purposes of identifying amounts paid by each Borrower, any amount due from a Borrower and the balance from time to time outstanding on a Borrower's account and such other records as would be kept by a reasonable, prudent mortgage lender. The Servicer will provide such information to the Mortgages Trustee and/or Funding and/or the Security Trustee or to their order at any time upon reasonable notice subject to the Servicer being reasonably capable of providing such information without significant additional cost and subject to the provisions of the Data Protection Act 1998 and other applicable legislation from time to time and provided that no duty of confidence and no industry code of practice will or may be breached thereby.


5.4   TRUST


      (A) If the Servicer in carrying out its functions as Servicer under this Agreement receives (including in its capacity as agent for the Mortgages Trustee and the Beneficiaries) any money whatsoever arising from the Loans and their Related Security, which money belongs to the Mortgages Trustee (as trustee for the Beneficiaries) and is to be paid to the Mortgages Trustee GIC Account or one of the Alternative Accounts pursuant to this Agreement or any of the other Transaction Documents or otherwise, it will hold such monies on trust for the Mortgages Trustee and shall keep such money separate from all other monies held by the Servicer and shall, as soon as reasonably practicable and in any event within three London Business Days of receipt of the same, pay the monies into the Mortgages Trustee GIC Account or the relevant Alternative Account, as the case may be.

      (B) All other sums received by the Servicer in respect of the Loans and their Related Security shall be held by the Servicer for itself.

6.    NO LIABILITY

6.1 The Servicer shall have no liability for any obligation of a Borrower under any Loan comprised in the Portfolio or any Related Security and nothing herein shall constitute a guarantee, or similar obligation, by the Servicer of any Loan, Mortgage or any Borrower.

6.2 Save as otherwise provided in this Agreement, the Servicer shall have no liability for the obligations of the Mortgages Trustee or the Beneficiaries under any of the Transaction Documents or otherwise and nothing herein shall constitute a guarantee, or similar obligation, by the Servicer of the Mortgages Trustee or the Beneficiaries in respect of any of them.

7.    NEW LOANS


7.1 The Portfolio may be augmented from time to time by the assignment to the Mortgages Trustee on any Distribution Date of a New Portfolio by the Seller.

7.2 The assignment of each New Portfolio to the Mortgages Trustee will in all cases be subject to the terms set out in the Mortgage Sale Agreement including, without limitation, the conditions set out in [Clause 4] of the Mortgage Sale Agreement and the representations and warranties set out in [Clause 8] of the Mortgage Sale Agreement.

8.    PRODUCT SWITCHING AND FURTHER ADVANCES

8.1 The Servicer shall not accept an application for a Further Advance or a Product Switch without first having received confirmation in writing from the Seller that the Seller would, if so offered by the Mortgages Trustee, purchase the relevant Loan and its Related Security from the Mortgages Trustee.

8.2 Subject to complying with the terms of Clause 8.1, where the Servicer accepts a Product Switch or a Further Advance, the Servicer shall then notify the Seller and the Mortgages Trustee in writing.

8.3 Notwithstanding Clause 8.2, subject to complying with the terms of Clause 8.1, the Servicer may accept requests from Borrowers for Product Switches and Further Advances provided that the Servicer acts in accordance with its then procedure which would be acceptable to a reasonable, prudent mortgage lender.

9.    REDEMPTION OF MORTGAGES

9.1 Upon repayment in full of all sums secured by a Mortgage and/or other Related Security comprised in the Portfolio, the Servicer shall, and is hereby authorised by the Mortgages Trustee and the Beneficiaries to, execute a receipt or discharge or relevant Land Registry Form DS1 of the Mortgage and any such other or further instrument or deed of satisfaction regarding such Mortgage and/or the Related Security as it considers to be necessary or advisable and to release the relevant Title Deeds to the person or persons entitled thereto.

9.2 The Servicer undertakes that prior to any actual release by it of the relevant Title Deeds it will take reasonable and appropriate steps to satisfy itself that the relevant Title Deeds are being released to the person or persons entitled thereto.

9.3 The Servicer shall procure that if, upon completion of the Enforcement Procedures, an amount in excess of all sums due by the relevant Borrower is recovered or received, the balance, after discharge of all sums due by the Borrower, is paid to the person or persons next entitled thereto.

10.   POWERS OF ATTORNEY

10.1 Each of the Mortgages Trustee and the Beneficiaries hereby appoints the Servicer as its attorney on its behalf, and in its own or the attorney's name, for the following purposes:

      (A) executing all documents necessary for the purpose of discharging a Mortgage comprised in the Portfolio which has been repaid in full and any Related Security or for the sale of a Property as Mortgagee;

      (B) executing all documents necessary for the purpose of releasing a Borrower in accordance with Clause 9;

      (C) executing all documents and doing all such acts and things which in the reasonable opinion of the Servicer are necessary or desirable for the efficient provision of the Services hereunder, and

      (D) exercising its rights, powers and discretion under the Mortgages including the right to fix the Mortgages Trustee SVR or any related rights,

            provided that, for the avoidance of doubt, these Powers of Attorney shall not authorise the Servicer to sell any of the Loans and/or their Related Security comprised in the Portfolio except as specifically authorised in the Transaction Documents. For the avoidance of doubt, neither the Mortgages Trustee nor Funding shall be liable or responsible for the acts of the Servicer or any failure by the Servicer to act under or in respect of these Powers of Attorney.

10.2 The appointments contained in Clause 10.1 shall be irrevocable unless and until following a Termination Event the Mortgages Trustee and/or Funding and the Security Trustee serves notice pursuant to Clause 21 to terminate the Servicer's appointment under this Agreement upon which the appointments contained in Clause 10.1 shall be automatically revoked.


11.   COSTS AND EXPENSES

      The Mortgages Trustee (on behalf of the Beneficiaries) will on each Distribution Date reimburse, in accordance with [Clause 8.2] of the Mortgages Trust Deed, the Servicer for all out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable Value Added Tax due thereon) properly incurred by the Servicer in the performance of the Services including any such costs, expenses or charges not reimbursed to the Servicer on any previous Distribution Date and the Servicer shall supply the Mortgages Trustee with an appropriate VAT invoice issued by the person making the supply.

12.   INFORMATION

12.1  MAINTENANCE OF RECORDS

      (A) The Servicer shall keep the Customer Files relating to the Portfolio in safe custody and shall take appropriate technical and organisational measures against the unauthorised or unlawful processing of personal data and against accidental loss or destruction of, or damage to, personal data. The Servicer shall maintain in an adequate form such records as are necessary to enforce each Mortgage comprised in the Portfolio and, where relevant, any other Related Security. The Servicer shall keep the Customer Files in relation to the Portfolio in such a way that they can be distinguished from information held by the Servicer for its own behalf as mortgagee or for other third persons.


      (B) A duplicate of any computer records held by the Servicer which contains information relating to the Loans and the Related Security shall be lodged by the Servicer on a daily basis with Bletchley Data Centre, Buckingham House, Buckingham Road, Bletchley, Milton Keynes, MK3 5LD and/or (in accordance with operational requirements) with Hayes Information Management at 5 International Avenue, Heston, Middlesex, TW5 9NJ or at such other locations selected by the Servicer, such records to be held to the order of the Mortgages Trustee and to be replaced by a revised duplicate as and when the original records are revised. The Servicer shall keep the Mortgages Trustee informed of the location of the Customer Files and duplicate computer records.

12.2  USE OF I.T. SYSTEMS

      (A) The Servicer represents and warrants that at the date hereof in respect of the software which is used by the Servicer in providing the Services, it shall for the duration of this Agreement:

            (i) ensure that it has in place all necessary licences and/or consents from the respective licensor or licensors (if any) of such software; and

            (ii) except in so far as it would breach any other of its legal obligations, grant to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Mortgages Trustee and the Beneficiaries elect as a substitute servicer in accordance with the terms of this Agreement a licence to use any proprietary software together with any updates which may be made thereto from time to time.

      (B) The Servicer shall use reasonable endeavours to maintain in working order the information technology systems used by the Servicer in providing the Services.

      (C) The Servicer shall pass to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Mortgages Trustee and the Beneficiaries elect as a substitute servicer in accordance with the terms of this Agreement the benefit of any warranties in relation to the software insofar as the same are capable of assignment.

12.3  ACCESS TO BOOKS AND RECORDS

      Subject to all applicable laws, the Servicer shall permit the Mortgages Trustee and Funding (and their auditors) and the Security Trustee and any other person nominated by the Beneficiaries (to whom the Servicer has no reasonable objection) upon reasonable notice during normal office hours to have access, or procure that such person or persons are granted access, to all books of record and account (including, for the avoidance of doubt, the Title Deeds and Customer Files) relating to the administration of the Loans and the Related Security comprised in the Portfolio and related matters in accordance with this Agreement.


12.4  INFORMATION COVENANTS

      (A) The Servicer shall provide the Mortgages Trustee, the Beneficiaries and the Rating Agencies (i) monthly with a report in, or substantially in, the form set out in Schedule 3 and (ii) quarterly with a report in, or substantially in, the form set out in Schedule 2, and shall assist the Cash Manager in the production of quarterly reports substantially in the forms set out in Schedule 3 of the Cash Management Agreement.

      (B) The Servicer shall notify the Rating Agencies in writing of the details of (i) any material amendment to the Transaction Documents,
            (ii) any proposed material change in the valuation procedures or policies applied or to be applied in relation to Properties by it in connection with its mortgage business (details of which change may be included in a report provided under paragraph (A)) and (iii) any other information relating to its mortgage business and financial condition as the Rating Agencies may reasonably request in connection with the ratings of the First Issuer Notes, Second Issuer Notes, the Third Issuer Notes, the Fourth Issuer Notes, the Fifth Issuer Notes, the Sixth Issuer Notes and any New Notes and other matters contemplated by the Transaction, provided that such request does not adversely interfere with the Servicer's day to day provision of the Services under the other terms of this Agreement.


      (C) The Servicer shall, at the request of Funding and the Security Trustee (where the Servicer is the Seller) and at the request of the Beneficiaries (where the Servicer is no longer the Seller), furnish Funding, the Security Trustee and/or the Beneficiaries (as appropriate) and the Rating Agencies with such other information relating to the business and financial condition of the Servicer and/or any person to whom the Servicer has sub-contracted or delegated part of its obligations hereunder, as it may be reasonable for Funding, the Security Trustee and/or the Beneficiaries (as appropriate) to request in connection with the ratings of the First Issuer Notes, Second Issuer Notes, the Third Issuer Notes, the Fourth Issuer Notes, the Fifth Issuer Notes, the Sixth Issuer Notes and any New Notes and other matters contemplated by the Transaction, provided that Funding, the Security Trustee or the Beneficiaries (as appropriate) shall not make such a request more than once every three months unless, in the belief of Funding, the Security Trustee or the Beneficiaries (as appropriate), an Intercompany Loan Event of Default or a Termination Event shall have occurred and is continuing or may reasonably be expected to occur.

      (D) Subject to any applicable law or contrary instruction from the Beneficiaries, the Servicer shall furnish to each beneficial owner of any Notes (an "Investor") monthly reports on the Portfolio in, or substantially in, the form of Schedule 3 (the "Monthly Reports"). The Servicer, upon request by an Investor, shall also furnish previous Monthly Reports to such Investor.

      (E) For the purposes of Clause 12.4(D), the Servicer is entitled to assume that any person who has delivered to the Servicer a certificate in the form of Schedule 4 is an Investor, and that any other person is not an Investor.

      (F) Subject to any applicable law or contrary instruction from both (and, for the avoidance of doubt, not one only) of the Beneficiaries acting together, the Servicer will make reasonable efforts to make available to Investors Monthly Reports (including previous Monthly Reports) in an electronic format acceptable to the Security Trustee such as "Bloomberg".

13.   REMUNERATION

      The Mortgages Trustee (on behalf of the Beneficiaries) shall pay to the Servicer for its Services hereunder an administration fee (the "ADMINISTRATION FEE") (inclusive of Value Added Tax) which:

      (A) shall be calculated in relation to each Distribution Period on the basis of the number of days elapsed and a 365 day year (or, in the case of a Distribution Period ending in a leap year, a 366 day year) at the rate of 0.12 per cent. per annum, inclusive of Value Added Tax, on the aggregate amount of the Funding Share of the Trust Property as at close of business on the preceding Interest Payment Date (or, as applicable, the Initial Closing Date); and

      (B) shall be paid to the Servicer in arrear on each Distribution Payment Date in the manner contemplated by and in accordance with the provisions of [Clause 8.2] of the Mortgages Trust Deed.


14.   INSURANCES

      The Servicer will administer the arrangements for insurance to which the Mortgages Trustee is a party or in which either the Seller or the Mortgages Trustee (on behalf of the Beneficiaries) has an interest and which relate to the Loans and the Mortgages comprised in the Portfolio or the business of the Mortgages Trustee. In particular, but without limitation, the Servicer shall promptly notify the Mortgages Trustee and the Beneficiaries and the Trustee of the existence of any insurance policies to which the Seller is a party or in which it has an interest in addition to those specifically referred to in the definition of "Abbey Insurance Policies" in the Master Definitions Schedule.

15.   ABBEY INSURANCE POLICIES

15.1 The Servicer shall not knowingly take or omit to take any action which would:

      (A) result in the avoidance or termination of any of the Abbey Insurance Policies in relation to any Loans and Mortgages to which any Abbey Insurance Policy applies; or

      (B) reduce the amount payable on any claim made on behalf of the Mortgages Trustee (as trustee for the Beneficiaries) under any Abbey Insurance Policy; or

      (C)   invalidate any Abbey Insurance Policy.


15.2 The Servicer shall prepare and submit any claim under the Abbey Insurance Policies in accordance with the requirements of the relevant Abbey Insurance Policy and otherwise with the usual procedures undertaken by a reasonable, prudent mortgage lender on behalf of the Mortgages Trustee and the Beneficiaries and shall comply with the other requirements of the insurer under the relevant Abbey Insurance Policy.


15.3 If the Seller's Policy requires the Servicer to make a claim under the relevant MIG Policy and the Servicer has failed to make such a claim, then the Beneficiaries may direct the Mortgages Trustee on their behalf to direct the Servicer to make a claim or, in default thereof by the Servicer, the Beneficiaries may direct the Mortgages Trustee to itself make a claim under such policy and the Servicer shall, within ten London Business Days of receiving a written request from the Mortgages Trustee (as trustee for the Beneficiaries), provide the Mortgages Trustee with such information as the Mortgages Trustee may require to enable it to make a claim under the relevant MIG Policy.


16.   BUILDINGS POLICIES


16.1 The Servicer shall not knowingly take any action or omit to take any action which would result in the avoidance or termination of any applicable Buildings Policy or would reduce the amount payable on any claim thereunder.


16.2 Upon receipt of notice that any Borrower whose Loan is secured by a mortgage of a leasehold Property has failed to make a payment when due of any sums due under the relevant lease in respect of the insurance of the property the Servicer may debit that Borrower's account with the relevant amount which shall then be paid to the landlord.


16.3 If the Servicer becomes aware that a Borrower has failed to pay premiums due under any Buildings Policy, the Servicer shall take such action as would a reasonable, prudent mortgage lender with a view to ensuring that the relevant Property continues to be insured in accordance with the applicable Mortgage Terms or the Alternative Insurance Recommendations.

17.   TITLE DEEDS

17.1 The Servicer shall keep the Title Deeds relating to the Portfolio in safe custody and shall not without the prior written consent of the Mortgages Trustee and the Beneficiaries part with possession, custody or control of them otherwise than to a sub-contractor or delegate appointed pursuant to Clause 3.2 or to a solicitor, licensed conveyancer or authorised practitioner, subject to the usual undertaking to hold them to the order of the Seller (who in turn will hold them to the order of the Mortgages Trustee (as trustee for the Beneficiaries)) or to H.M. Land Registry or, upon redemption of the relevant Loan, to the order of the Borrower.

17.2 The Title Deeds relating to the Portfolio shall be kept in such manner so that a computer record is maintained of their location and they are identifiable and retrievable by reference to an account number and pool identifier and identifiable and distinguishable from the title deeds relating to other properties and mortgages in respect of which the Servicer is mortgagee or servicer. In the event of receipt by the Servicer of notice that the short-term, unsecured, unsubordinated and unguaranteed debt of the Servicer is rated less than A-1 by S&P and P-1 by Moody's and F-1 by Fitch, the Servicer shall use reasonable endeavours to ensure that the Title Deeds (and the Customer Files) are located separately from the title deeds and customer files of other properties and mortgages which do not form part of the Portfolio.

17.3 The Servicer shall provide access or procure that access is provided to the Title Deeds relating to the Portfolio to the Mortgages Trustee, the Beneficiaries and their respective agents at all reasonable times and upon reasonable notice. The Servicer acknowledges that the Title Deeds and Customer Files relating to the Portfolio in its possession, custody or control will be held to the order of the Mortgages Trustee (as trustee for the Beneficiaries) and that it has, in its capacity as Servicer, no beneficial interest therein and the Servicer (in its capacity as such but not in its capacity as a Beneficiary) irrevocably waives any rights or any Security Interest which it might have therein or to which it might at any time be entitled.

17.4 The Servicer shall, forthwith on the termination of the appointment of the Servicer pursuant to Clause 21, deliver the Title Deeds and Customer Files to or to the order of the Mortgages Trustee or to such person as the Mortgages Trustee elects as a substitute servicer in accordance with the terms of this Agreement upon written request by the Mortgages Trustee made at any time on or after notice of, or on or after, termination of the appointment of the Servicer pursuant to Clause 21.

17.5 The Servicer undertakes that it will use all reasonable efforts to obtain, as soon as practicable and, in any event, in the case of the Mortgages in the Initial Portfolio, on or prior to the Distribution Date falling in July, 2001, and in the case of Mortgages which relate to New Loans, on or prior to the first Distribution Date falling after the first anniversary of the date on which the New Loans are purchased from the Seller, details of the title numbers applicable to Properties comprising registered land or land which is the subject of an application for first registration. The Servicer shall include in the quarterly report to be delivered in relation to the Distribution Date falling in July, 2001 details of such title numbers relating to the Initial Portfolio as are then known to the Servicer at the time of such report together with such other information relating thereto as the Mortgages Trustee may reasonably request.

18.   DATA PROTECTION

      The Servicer represents that as at the date hereof the Servicer has and hereafter it will maintain on behalf of itself and on behalf of the Mortgages Trustee (as trustee for the Beneficiaries) all appropriate registrations, licences and authorities (if any) required under the Data Protection Act 1998 to enable each of them to perform their respective obligations under this Agreement.

19.   COVENANTS OF SERVICER

19.1 The Servicer hereby covenants with and undertakes to each of the Mortgages Trustee, the Beneficiaries and the Security Trustee that without prejudice to any of its specific obligations hereunder it will:

      (A) administer the Loans and their Related Security as if the same had not been assigned to the Mortgages Trustee but had remained on the books of the Seller;

      (B) provide the Services in such manner and with the same level of skill, care and diligence as would a reasonable, prudent mortgage lender;

      (C) comply with any proper directions, orders and instructions which the Mortgages Trustee or the Beneficiaries may from time to time give to it in accordance with the provisions of this Agreement and, in the event of any conflict, those of the Mortgages Trustee shall prevail;

      (D) keep in force all licences, approvals, authorisations and consents which may be necessary in connection with the performance of the Services and prepare and submit all necessary applications and requests for any further approval, authorisation, consent or licence required in connection with the performance of the Services and in particular any necessary registrations under the Data Protection Act 1998;

      (E) save as otherwise agreed with the Mortgages Trustee and each of the Beneficiaries, provide free of charge to the Mortgages Trustee and the Beneficiaries, office space, facilities, equipment and staff sufficient to fulfil the obligations of the Mortgages Trustee and the Beneficiaries under this Agreement;


      (F) not knowingly fail to comply with any legal requirements in the performance of the Services;

      (G) ensure that at all times the Loans (including the Flexible Loans) comply with the terms of the Consumer Credit Act 1974 (to the extent that such Loans are regulated by that Act);

      (H) make all payments required to be made by it pursuant to this Agreement on the due date for payment thereof in sterling for value on such day without set-off (including, without limitation, in respect of any fees owed to it) or counterclaim;

      (I) not without the prior written consent of the Mortgages Trustee amend or terminate any of the Transaction Documents save in accordance with their terms; and


      (J) forthwith upon becoming aware of any event which may reasonably give rise to an obligation of the Seller to repurchase any Loan pursuant to [Clause 8] of the Mortgage Sale Agreement, notify the Mortgages Trustee and the Beneficiaries in writing of such event.


19.2 The covenants of the Servicer in Clause 19.1 shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Mortgages Trustee and/or the Seller and/or Funding arising from breach of any such covenant prior to the date of termination of this Agreement.


20.   SERVICES NON-EXCLUSIVE


      Nothing in this Agreement shall prevent the Servicer from rendering or performing services similar to those provided for in this Agreement to or for itself or other persons, firms or companies or from carrying on business similar to or in competition with the business of the Mortgages Trustee and the Beneficiaries.


21.   TERMINATION


21.1  If any of the following events ("TERMINATION EVENTS") shall occur:


      (A) default is made by the Servicer in the payment on the due date of any payment due and payable by it under this Agreement and such default continues unremedied for a period of three London Business Days after the earlier of the Servicer becoming aware of such default and receipt by the Servicer of written notice from Funding, the Security Trustee and the Mortgages Trustee requiring the same to be remedied;


      (B) default is made by the Servicer in the performance or observance of any of its other covenants and obligations under this Agreement, which in the reasonable opinion of Funding and the Security Trustee is materially prejudicial to the interests of the Issuers under the Intercompany Loans and/or the interests of the holders of the First Issuer Notes, the Second Issuer Notes, the Third Issuer Notes, the Fourth Issuer Notes, the Fifth Issuer Notes, the Sixth Issuer Notes and any New Notes from time to time and such default continues unremedied for a period of twenty days after the earlier of the Servicer becoming aware of such default and receipt by the Servicer of written notice from Funding and the Security Trustee requiring the same to be remedied, provided however that where the relevant default occurs as a result of a default by any person to whom the Servicer has sub-contracted or delegated part of its obligations hereunder, such default shall not constitute a Termination Event if, within such period of ten London Business Days, the Servicer terminates the relevant sub-contracting or delegation arrangements and takes such steps as Funding and the Security Trustee may specify to remedy such default or to indemnify the Mortgages Trustee and the Beneficiaries against the consequences of such default;

      (C) an order is made or an effective resolution passed for winding up the Servicer;


      (D) the Servicer ceases or threatens to cease to carry on its business or a substantial part of its business or stops payment or threatens to stop payment of its debts or the Servicer is deemed unable to pay its debts within the meaning of section 123(1)(a), (b), (c) or (d) of the Insolvency Act 1986 (as that section may be amended) or becomes unable to pay its debts as they fall due or the value of its assets falls to less than the amount of its liabilities (taking into account for both these purposes its contingent and prospective liabilities) or otherwise becomes insolvent;


      (E) proceedings are initiated against the Servicer under any applicable liquidation, administration, insolvency, composition, reorganisation (other than a reorganisation where the Servicer is solvent) or other similar laws, save where such proceedings are being contested in good faith by the Servicer, or an administrative or other receiver, administrator or other similar official is appointed in relation to the Servicer or in relation to the whole or any substantial part of the undertaking or assets of the Servicer or an encumbrancer takes possession of the whole or any substantial part of the undertaking or assets of the Servicer, or a distress, execution or diligence or other process is levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of the Servicer and in any of the foregoing cases it is not discharged within fifteen London Business Days; or if the Servicer initiates or consents to judicial proceedings relating to itself under any applicable liquidation, administration, insolvency, composition, reorganisation or other similar laws or makes a conveyance or assignment for the benefit of its creditors generally;


      (F) neither the Servicer nor a directly or indirectly wholly-owned subsidiary of the Servicer is servicing the Portfolio pursuant to this Agreement; or


      (G) the Servicer has not terminated the sub-contracting and delegation within ten London Business Days if required by Clause 21.6,


      then the Mortgages Trustee and/or Funding and the Security Trustee may at once or at any time thereafter while such default continues by notice in writing to the Servicer terminate its appointment as Servicer under this Agreement with effect from a date (not earlier than the date of the notice) specified in the notice.


21.2 The appointment of the Servicer under this Agreement may be terminated upon the expiry of not less than 12 months' notice of termination given by the Servicer to the Mortgages Trustee and the Beneficiaries provided that:


      (A) the Mortgages Trustee and the Beneficiaries consent in writing to such termination;

      (B) a substitute servicer shall be appointed, such appointment to be effective not later than the date of such termination;

      (C) such substitute servicer has experience of administering mortgages of residential property in the United Kingdom and is approved by the Mortgages Trustee and the Beneficiaries;

      (D) such substitute servicer enters into an agreement substantially on the same terms as the relevant provisions of this Agreement and the Servicer shall not be released from its obligations under the relevant provisions of this Agreement until such substitute servicer has entered into such new agreement; and

      (E) the then current ratings (if any) of the First Issuer Notes, the Second Issuer Notes, the Third Issuer Notes, the Fourth Issuer Notes, the Fifth Issuer Notes, the Sixth Issuer Notes or any New Notes are not adversely affected as a result thereof, unless otherwise agreed by an Extraordinary Resolution (as defined in the relevant Trust Deed) of the holders of the relevant class of Notes.

21.3 On and after termination of the appointment of the Servicer under this Agreement pursuant to this Clause 21, all authority and power of the Servicer under this Agreement shall be terminated and be of no further effect and the Servicer shall not thereafter hold itself out in any way as the agent of the Mortgages Trustee and/or the Beneficiaries pursuant to this Agreement.

21.4 Upon termination of the appointment of the Servicer under this Agreement pursuant to this Clause 21, the Servicer shall:-


      (A) forthwith deliver (and in the meantime hold on trust for, and to the order of, the Mortgages Trustee) to the Mortgages Trustee or as it shall direct the Customer Files, the Title Deeds, all books of account, papers, records, registers, correspondence and documents in its possession or under its control relating to the affairs of or belonging to the Mortgages Trustee (as trustee for the Beneficiaries) and the Mortgages in the Portfolio and any other Related Security, (if practicable, on the date of receipt) any monies then held by the Servicer on behalf of the Mortgages Trustee and any other assets of the Mortgages Trustee and the Beneficiaries;


      (B) take such further action as the Mortgages Trustee, Funding and the Security Trustee may reasonably direct at the expense of the Beneficiaries (including in relation to the appointment of a substitute servicer) provided that the Mortgages Trustee shall not be required to take or direct to be taken such further action unless it has been indemnified to its satisfaction;


      (C) provide all relevant information contained on computer records in the form of magnetic tape, together with details of the layout of the files encoded on such magnetic tapes;


      (D) co-operate and consult with and assist the Mortgages Trustee, Funding, the Security Trustee and their nominees (which shall, for the avoidance of doubt, include any new servicer appointed by any of them) for the purposes of explaining the file layouts and the format of the magnetic tapes generally containing such computer records on the computer system of the Mortgages Trustee or such nominee; and

      (E) permit the Mortgages Trustee, Funding and the Security Trustee to have access at reasonable times to the Abbey Insurance Policies.

21.5 The Servicer shall deliver to the Mortgages Trustee and the Beneficiaries as soon as reasonably practicable but in any event within five days of becoming aware thereof a notice of any Termination Event or any event which with the giving of notice or lapse of time or certification would constitute the same.

21.6 If any of the events set out in Clauses 21.1(C), (D) and (E) occur in relation to any person to whom the Servicer has sub-contracted or delegated part of its obligations hereunder, the Servicer shall notify the Security Trustee and the Servicer shall within ten London Business Days of such an event occurring, terminate the relevant sub-contracting or delegation arrangements.

21.7 Termination of this Agreement or the appointment of the Servicer under this Agreement shall be without prejudice to the liabilities of the Mortgages Trustee and the Beneficiaries to the Servicer or vice versa incurred before the date of such termination. The Servicer shall have no right of set-off or any lien in respect of such amounts against amounts held by it on behalf of the Mortgages Trustee.

21.8 This Agreement shall terminate at such time as the Mortgages Trustee has no further interest in any of the Loans or the Mortgages which have been comprised in the Portfolio.

21.9 On termination of the appointment of the Servicer under the provisions of this Clause 21, the Servicer shall be entitled to receive all fees and other monies accrued up to the date of termination but shall not be entitled to any other or further compensation. Such monies so receivable by the Servicer shall be paid by the Mortgages Trustee on the dates on which they would otherwise have fallen due hereunder. For the avoidance of doubt, such termination shall not affect the Servicer's rights to receive payment of all amounts (if any) due to it from the Mortgages Trustee other than under this Agreement.

21.10 Prior to termination of this Agreement, the Servicer, the Seller, the Security Trustee, the Mortgages Trustee and Funding shall co-operate to obtain the agreement of the Borrowers to a new bank mandate permitting the Mortgages Trustee to operate the Direct Debiting Scheme.

21.11 Any provision of this Agreement which is stated to continue after termination of the Agreement shall remain in full force and effect notwithstanding termination.


22.   FURTHER ASSURANCE

22.1 The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

22.2 Without prejudice to the generality of Clause 22.1, the Mortgages Trustee and the Beneficiaries shall upon request by the Servicer forthwith give to the Servicer such further powers of attorney or other written authorisations, mandates or instruments as are necessary to enable the Servicer to perform the Services.

22.3 In the event that there is any change in the identity of the Mortgages Trustee or an additional Mortgages Trustee is appointed, the remaining Mortgages Trustee and/or the retiring Mortgages Trustee, as the case may be, shall execute such documents with any other parties to this Agreement and take such actions as such new Mortgages Trustee may reasonably require for the purposes of vesting in such new Mortgages Trustee the rights of the Mortgages Trustee under this Agreement and releasing the retiring Mortgages Trustee from further obligations thereunder and while any Note remains outstanding shall give notice thereof to the Rating Agencies.

22.4 Nothing herein contained shall impose any obligation or liability on the Mortgages Trustee to assume or perform any of the obligations of the Servicer hereunder or render it liable for any breach thereof.


23.   MISCELLANEOUS

23.1 Subject to Clause 23.2, in the event that the funds available to the Mortgages Trustee on any Interest Payment Date are not sufficient to satisfy in full the aggregate amount payable to the Servicer by the Mortgages Trustee on such Interest Payment Date then the amount payable to the Servicer on such Interest Payment Date shall be reduced by the amount of the shortfall and such shortfall shall (subject always to the provisions of this Clause 23) be payable on the immediately succeeding Interest Payment Date.

23.2  In the event that:

      (A)   after redemption in full of the Intercompany Loans; or

      (B) after service of an Intercompany Loan Enforcement Notice and payment of all other prior claims,

      the remaining sums available to the Mortgages Trustee or remaining proceeds of enforcement are insufficient to satisfy in full the outstanding fees or other claims of the Servicer, such fees shall be reduced by the amount of the deficiency.


23.3  Each of the Seller and the Servicer agrees that it will not:


      (A) set off or purport to set off any amount which the Mortgages Trustee, Funding or each Issuer is or will become obliged to pay to it under any of the Transaction Documents against any amount from time to time standing to the credit of or to be credited to the Mortgages Trustee GIC Account, any Alternative Account, the Funding GIC Account, the Funding Transaction Account or any Issuer Transaction Account or in any other account prior to transfer to the Mortgages Trustee GIC Account, the relevant Alternative Account, the Funding GIC Account, the Funding Transaction Account or any Issuer Account, as appropriate; or

      (B) make or exercise any claims or demands, any rights of counterclaim or any other equities against or withhold payment of any and all sums of money which may at any time and from time to time be standing to the credit of the Mortgages Trustee GIC Account, the relevant Alternative Account, the Funding GIC Account, the Funding Transaction Account or the relevant Issuer Account.

23.4 The Servicer agrees that for so long as any First Issuer Notes, the Second Issuer Notes, the Third Issuer Notes and New Notes are outstanding it will not petition nor commence proceedings for the administration or winding up of the Mortgages Trustee or Funding or any Issuer nor participate in any ex parte proceedings with regard thereto.

23.5 In relation to all sums due and payable by the Mortgages Trustee to the Servicer, the Servicer agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Mortgages Trustee pursuant to the provisions of the Mortgage Sale Agreement, the other Transaction Documents and in relation to the Mortgages.

23.6 For the avoidance of doubt, neither Beneficiary shall be liable to pay any amounts due under Clauses 11 and 13 without prejudice to the obligations of the Mortgages Trustee in respect of such amounts.

23.7 Notwithstanding any other provisions of this Agreement, all obligations to, and rights of, Funding under or in connection with this Agreement (other than its obligations under Clause 24) shall automatically terminate upon the discharge in full of all amounts owing by it under any Intercompany Loan Agreement, provided that this shall be without prejudice to any claims in respect of such obligations and rights arising on or prior to such date.

24.   CONFIDENTIALITY

      During the continuance of this Agreement or after its termination, each of the Mortgages Trustee and the Beneficiaries shall use its best endeavours not to disclose to any person, firm or company whatsoever any information relating to the business, finances or other matters of a confidential nature of any other party hereto of which it may exclusively by virtue of being party to the Transaction Documents have become possessed and shall use all reasonable endeavours to prevent any such disclosure as aforesaid, provided however that the provisions of this Clause 24 shall not apply:

      (A) to any information already known to the Mortgages Trustee or the Beneficiaries otherwise than as a result of entering into any of the Transaction Documents;

      (B) to any information subsequently received by the Mortgages Trustee or the Beneficiaries which it would otherwise be free to disclose;

      (C) to any information which is or becomes public knowledge otherwise than as a result of the conduct of the Mortgages Trustee or the Beneficiaries;

      (D) to any extent that the Mortgages Trustee or the Beneficiaries is required to disclose the same pursuant to any law or order of any court or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other authority (including, without limitation, any official bank examiners or regulators);

      (E) to the extent that the Mortgages Trustee or the Beneficiaries needs to disclose the same for determining the existence of, or declaring, an Intercompany Loan Event of Default or a Termination Event, the protection or enforcement of any of its rights under any of the Transaction Documents or in connection herewith or therewith or for the purpose of discharging, in such manner as it thinks fit, its duties under or in connection with such agreements in each case to such persons as require to be informed of such information for such purposes; or

      (F) in relation to any information disclosed to the professional advisers of the Mortgages Trustee or the Beneficiaries or (in connection with the review of current ratings of the First Issuer Notes, the Second Issuer Notes, the Third Issuer Notes, the Fourth Issuer Notes, the Fifth Issuer Notes, the Sixth Issuer Notes or any New Notes or with a prospective rating of any debt to be issued by an Issuer) to any credit rating agency or any prospective new Servicer or Mortgages Trustee.


25.   NOTICES

      Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

      (A) in the case of the Servicer, to Abbey National plc, Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN (facsimile number +44 20 7612 4319) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number +44 1908 343 019) for the attention of Securitisation Team, Business Relationship Management;

      (B) in the case of the Mortgages Trustee, to Holmes Trustees Limited c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number +44 1908 343 019) for the attention of Securitisation Team, Business Relationship Management;

      (C) in the case of the Seller, to Abbey National plc, Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN (facsimile number +44 20 7612 4319) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number +44 1908 343 019) for the attention of Securitisation Team, Business Relationship Management;

      (D) in the case of Funding, to Holmes Funding Limited c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number +44 1908 343 019) for the attention of Securitisation Team, Business Relationship Management;

      (E) in the case of the Security Trustee, to JPMorgan Chase Bank, London Branch at Trinity Tower, 9 Thomas More Street, London E1W 1YT (facsimile number +44 20 7777 5410) for the attention of the Manager, Trust Administration, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 25. All notices served under this Agreement shall be simultaneously copied to the Security Trustee by the person serving the same.

26.   VARIATION AND WAIVER

      No variation or waiver of this Agreement shall be effective unless it is in writing and signed by (or by some person duly authorised by) each of the parties. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right.

27.   NO PARTNERSHIP

      It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any partnership between any of the parties.

28.   ASSIGNMENT

28.1 The Mortgages Trustee may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of each of the Beneficiaries.

28.2 The Servicer may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of the Mortgages Trustee (as trustee for the Beneficiaries) and each of the Beneficiaries.

28.3 The Servicer acknowledges that Funding has assigned its rights under this Agreement to the Security Trustee pursuant to the Funding Deed of Charge and acknowledges that pursuant to the terms of the Funding Deed of Charge, Funding has, inter alios, authorised the Security Trustee, prior to the Funding Security becoming enforceable, to exercise, or refrain from exercising, all rights, powers, authorities, discretions and remedies under or in respect of the Transaction Documents, including this Agreement, in such manner as in its absolute discretion it shall think fit.

29.   CHANGE OF SECURITY TRUSTEE


29.1 If there is any change in the identity of the Security Trustee in accordance with the Funding Deed of Charge, the Servicer, the Seller, Funding and the Mortgages Trustee shall execute such documents and take such action as the successor Security Trustee and the outgoing

      Security Trustee may reasonably require for the purpose of vesting in the successor Security Trustee the rights and obligations of the outgoing Security Trustee under this Agreement and releasing the outgoing Security Trustee from its future obligations under this Agreement.


29.2 It is hereby acknowledged and agreed that by its execution of this Agreement the Security Trustee shall not assume or have any of the obligations or liabilities of the Servicer, the Seller, Funding or the Mortgages Trustee under this Agreement.


30.   NEW INTERCOMPANY LOAN AGREEMENTS


      If Funding enters into a New Intercompany Loan Agreement, then the Servicer, the Seller, Funding, the Security Trustee and the Mortgages Trustee shall execute such documents and take such action as may be necessary or required by the Rating Agencies for the purpose of including the New Issuer, any New Funding Swap Provider, any New Start-up Loan Provider and any other person who has executed an Accession Undertaking or any New Intercompany Loan Agreement in the Transaction Documents.


31.   EXCLUSION OF THIRD PARTY RIGHTS


      The parties to this Agreement do not intend that any term of this Agreement should be enforced, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.


32.   COUNTERPARTS


      This Agreement may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.


33.   GOVERNING LAW


      This Agreement is governed by, and shall be construed in accordance with, the laws of England.


IN WITNESS WHEREOF the parties have caused this Agreement to be executed as a deed the day and year first before written.

SCHEDULE 1

THE SERVICES

In addition to the Services set out in the body of the Servicing Agreement, the Servicer shall:

      (a) keep records and books of account for the Mortgages Trustee in relation to the Loans comprised in the Portfolio;

      (b)   keep records for all taxation purposes and Value Added Tax;

      (c)   notify relevant Borrowers of any change in their Monthly Payments;

      (d) assist the auditors of the Mortgages Trustee and provide information to them upon reasonable request;

      (e) provide a redemption statement upon the request of a Borrower or the Borrower's solicitor or licensed conveyancer;

      (f) notify relevant Borrowers of any other matter or thing which the applicable Mortgage Conditions or Offer Conditions require them to be notified of in the manner and at the time required by the relevant Mortgage Terms;

      (g) subject to the provisions of this Agreement (including without limitation Clause 5.2) take all reasonable steps to recover all sums due to the Mortgages Trustee including without limitation by the institution of proceedings and/or the enforcement of any Loan comprised in the Portfolio or any New Portfolio or any Related Security;

      (h) take all other action and do all other things which it would be reasonable to expect a reasonable, prudent mortgage lender to do in administering its mortgages;

      (i) act as collection agent for the Mortgages Trustee under the Direct Debiting Scheme in accordance with the provisions of this Agreement; and

      (j) assist the Cash Manager in the preparation of a quarterly report substantially in the form set out in the Cash Management Agreement.

SCHEDULE 2


FORM OF QUARTERLY POOL CUT


---------------------------------------------------------- --------------------------------------------------------
FIELD                                                      DESCRIPTION
---------------------------------------------------------- --------------------------------------------------------
Year/Month                                                 Processing year and month in YYYYMM format
---------------------------------------------------------- --------------------------------------------------------
Account Number                                             Unique Mortgage Account Identifier
---------------------------------------------------------- --------------------------------------------------------
Original Advance
---------------------------------------------------------- --------------------------------------------------------
Original Property Valuation                                The valuation details for the property
---------------------------------------------------------- --------------------------------------------------------
Current Loan balance                                       Includes Capital, Interest, Arrears and Unpaid Charges
---------------------------------------------------------- --------------------------------------------------------
Current Property Valuation                                 Most recent valuation.  It will be equal to original
                                                           valuation if no further valuation was done
---------------------------------------------------------- --------------------------------------------------------
Completion Date                                            The date the advance was completed
---------------------------------------------------------- --------------------------------------------------------
Maturity Date                                              The expected Loan maturity date
---------------------------------------------------------- --------------------------------------------------------
Method of Repayment                                        Code to signify types of Loans: e.g. Endowment,
                                                           Interest Only, Repayment, Pension, Investment Linked
---------------------------------------------------------- --------------------------------------------------------
First Income                                               First applicant's primary income
---------------------------------------------------------- --------------------------------------------------------
Second Income                                              Second applicant's primary income
---------------------------------------------------------- --------------------------------------------------------
Post Code                                                  Property postcode
---------------------------------------------------------- --------------------------------------------------------
MIG Cover Amount                                           Amount of MIG Policy cover
---------------------------------------------------------- --------------------------------------------------------
Current Arrears Balance                                    Includes unpaid interest, unpaid capital, unpaid
                                                           charges
---------------------------------------------------------- --------------------------------------------------------
Arrears Multiplier (Current)                               Arrears (current month) divided by payment due
                                                           (current month)
---------------------------------------------------------- --------------------------------------------------------
Arrears Multiplier (Current - 1)                           Arrears at the end of previous month divided by
                                                           previous months payment due
---------------------------------------------------------- --------------------------------------------------------
Arrears Multiplier (Current - 2)                           Arrears at the end of 2 months prior to current month,
                                                           divided by payment due for that month
---------------------------------------------------------- --------------------------------------------------------
Arrears Multiplier (Current - 3)                           As above, but for 3 months prior to current month
---------------------------------------------------------- --------------------------------------------------------
Arrears Multiplier (Current - 4)                           As above, but for 4 months prior to current month
---------------------------------------------------------- --------------------------------------------------------
Arrears Multiplier (Current - 5)                           As above, but for 5 months prior to current month
---------------------------------------------------------- --------------------------------------------------------
Arrears Multiplier (Current - 6)                           As above, but for 6 months prior to current month
---------------------------------------------------------- --------------------------------------------------------
Arrears Multiplier (Current - 7)                           As above, but for 7 months prior to current month
---------------------------------------------------------- --------------------------------------------------------
Arrears Multiplier (Current - 8)                           As above, but for 8 months prior to current month
---------------------------------------------------------- --------------------------------------------------------
Arrears Multiplier (Current - 9)                           As above, but for 9 months prior to current month
---------------------------------------------------------- --------------------------------------------------------
Arrears Multiplier (Current - 10)                          As above, but for 10 months prior to current month
---------------------------------------------------------- --------------------------------------------------------
Arrears Multiplier (Current - 11)                          As above, but for 11 months prior to current month
---------------------------------------------------------- --------------------------------------------------------
Arrears Multiplier (Current - 12)                          As above, but for 12 months prior to current month
---------------------------------------------------------- --------------------------------------------------------
Property type                                              House, flat, etc.
---------------------------------------------------------- --------------------------------------------------------
Loan Use                                                   House purchase or remortgage
---------------------------------------------------------- --------------------------------------------------------
Property Use                                               Owner occupied, rental, etc
---------------------------------------------------------- --------------------------------------------------------
Product code                                               Code identifier for the product
---------------------------------------------------------- --------------------------------------------------------
MAR                                                        Monthly amount repayable
---------------------------------------------------------- --------------------------------------------------------
Arrangement start date                                     Where an arrangement exists for the primary account
                                                           the field is populated with the arrangement start date
---------------------------------------------------------- --------------------------------------------------------
Arrangement term                                           Where an arrangement exists for the primary account
                                                           the field is populated with the number of months for
                                                           which the arrangement is to apply
---------------------------------------------------------- --------------------------------------------------------
Arrangement amount                                         Amount dependent on the arrangement type below
---------------------------------------------------------- --------------------------------------------------------
Arrangement type                                           Code for the arrangement type
---------------------------------------------------------- --------------------------------------------------------

SCHEDULE 3

HOLMES FINANCING NO. ___ PLC
PERIODIC REPORT
FOR PERIOD ___ TO ___


MORTGAGE ASSET ANALYSIS

ANALYSIS OF MORTGAGE TRUST MOVEMENTS


                              -----------------------------------          -----------------------------------
                              CURRENT PERIOD                               CUMULATIVE
                              ----------------- -----------------          ----------------- -----------------
                              NUMBER            VALUE (POUND)000'S               NUMBER      VALUE (POUND)000'S
                                                                           ----------------- -----------------
Brought Forward
Replenishment
Repurchased
Redemptions
Other Movements
                              ----------------- -----------------          ----------------- -----------------
Carried Forward
                              ================= =================          ================= =================


                                               ------------------
Annualised 1 month CPR                         %                  (including redemptions and repurchases)
                                               ------------------
Annualised 3 month CPR                         %
                                               ------------------
Annualised 12 month CPR                        %
                                               ------------------


ASSET PROFILES
                                               ------------------
Weighted Average Seasoning                     months
                                               ------------------
Weighted Average Loan size
                                               ------------------
Weighted Average LTV                           %                  * (see definition below)
                                               ------------------
Weighted Average Remaining Term                years
                                               ------------------


                                               ------------------ ------------------
PRODUCT TYPE ANALYSIS                          VALUE (POUND)000'S       PERCENTAGE
                                               ------------------ ------------------
Variable Rate                                                     %
Fixed Rate                                                        %
Tracker Rate                                                      %
Flexible Mortgages                                                %
                                               ------------------ ------------------
                                                                  100.00%
                                               ================== ==================

MORTGAGE STANDARD VARIABLE RATE
                                               ------------------
Rate                                           %
                                               ------------------
Effective Date
                                               ------------------


GEOGRAPHIC ANALYSIS

------------------------------------ ----------------- ----------------- -----------------
REGION                               NUMBER            BALANCE           PERCENTAGE
------------------------------------ ----------------- ----------------- -----------------
East Anglia                                                              %
East Midlands                                                            %
Greater London                                                           %
North West                                                               %
North                                                                    %
South East                                                               %
South West                                                               %
Wales                                                                    %
West Midlands                                                            %
Yorkshire and Humberside                                                 %
Unknown                                                                  %
------------------------------------ ----------------- ----------------- -----------------
Total                                                                    100.00%
------------------------------------ ================= ================= =================

                                     -------------------------------------------
                                     Abbey National has reallocated a number of
                                     Post Codes to different Geographical
                                     regions from those used in the prospectus
                                     and therefore some minor changes to
                                     distribution may be seen.
                                     -------------------------------------------





ORIGINAL LTV BANDS

                                     ----------------- ----------------- -----------------
RANGE                                NUMBER            BALANCE           PERCENTAGE
                                     ----------------- ----------------- -----------------
0.00 - 25.00                                                             %
25.01 - 50.00                                                            %
50.01 - 75.00                                                            %
75.01 - 80.00                                                            %
80.01 - 85.00                                                            %
85.01 - 90.00                                                            %
90.01 - 95.00                                                            %
                                     ----------------- ----------------- -----------------
Total                                                                    100.00%
                                     ================= ================= =================

                                     -------------------------------------------
* The balance is the current outstanding balance on the account including accrued interest.

                                     The LTV is that at origination and excludes
                                     any capitalised high loan to value fees,
                                     valuation fees or booking fees.
                                     -------------------------------------------

ARREARS

                                     ---------------- ----------------------- ---------------------- -------------------
BAND                                 NUMBER           PRINCIPAL(POUND)000'S     OVERDUE(POUND)000'S      PERCENTAGE
                                     ---------------- ----------------------- ---------------------- -------------------
CURRENT                                                                                              %
1.00 - 1.99 months                                                                                   %
2.00 - 2.99 months                                                                                   %
3.00 - 3.99 months                                                                                   %
4.00 - 4.99 months                                                                                   %
5.00 - 5.99 months                                                                                   %
6.00 - 11.99 months                                                                                  %
12 months and over                                                                                   %
Properties in Possession                                                                             %
                                     ---------------- ----------------------- ---------------------- -------------------
Total                                                                                                100.00%
                                     ================ ================= ===============================================

                                     ----------------- ----------------- -----------------------------------------------


                                     -------------------------------------------
DEFINITION OF ARREARS                This arrears multiplier is calculated as
                                     the arrears amount (which is the difference
                                     between the expected monthly repayments and
                                     the amount that has actually been paid,
                                     i.e. a total of under and/or over payments)
                                     divided by the monthly amount repayable. It
                                     is recalculated every time the arrears
                                     amount changes, i.e. on the date when a
                                     payment is due.
                                     -------------------------------------------


SHARES OF TRUST LAST DISTRIBUTION DATE (___)

                                           ------------------ ------------------
                                           VALUE (POUND)000'S       PERCENTAGE
                                           ------------------ ------------------
Funding Share                                                 %
Seller Share                                                  %
                                           ------------------ ------------------
                                                              100.00000%
                                           ================== ==================


                                           ------------------ ------------------
Minimum Seller Share                                          %
                                           ------------------ ------------------


CASH ACCUMULATION LEDGER

                                               ------------------
                                               VALUE (POUND)000'S
                                               ------------------
Brought Forward
Additional Amounts Accumulated
Payment of Notes
                                               ------------------
Carried Forward
                                               ==================


EXCESS SPREAD
                                               ------------------
Current month                                  %
                                               ------------------
Rolling 3 month average                        %
                                               ------------------

PROPERTIES IN POSSESSION

STOCK

                                 -----------------------------------          -----------------------------------
                                 CURRENT PERIOD                               CUMULATIVE
                                 ----------------- -----------------          ----------------- -----------------
                                 NUMBER            VALUE (POUND)000'S         NUMBER            VALUE (POUND)000'S
                                 ----------------- -----------------          ----------------- -----------------
Brought Forward
Repossessed in Period
Sold in Period
                                 ----------------- -----------------          ----------------- -----------------
Carried Forward
                                 ================= =================          ================= =================


REPOSSESSION SALES INFORMATION
                                           ---------------------
Average time Possession to Sale            days
                                           ---------------------
Average arrears at time of Sale
                                           ---------------------


MIG CLAIM STATUS

                                           ------------------ ------------------
                                           NUMBER             VALUE (POUND)000'S
                                           ------------------ ------------------
MIG Claims made
                                           ------------------ ------------------
MIG Claims outstanding
                                           ------------------ ------------------


                                           ------------------
Average time claim to payment              days
                                           ------------------

SCHEDULE 4


CERTIFICATE OF BENEFICIAL OWNERSHIP





..................................... (the "Investor"), hereby certifies that it is the beneficial owner of notes iSSUED by Holmes Financing (No. ___) PLC (the "Issuer").


Unless otherwise defined herein, terms used herein shall have the same meaning as used in the Amended and Restated Servicing Agreement dated ___. Pursuant to clause 12.4(D) of the Amended and Restated Servicing Agreement, the Investor requests that the Servicer deliver to it by e-mail the Monthly Reports [(including all previous Monthly Reports)].


The Investor shall promptly notify the Servicer if it ceases to be a beneficial owner of the notes.


Upon ceasing to be a beneficial owner of the notes, the Investor acknowledges that the Servicer shall have no further obligation to deliver Monthly Reports to it.


The notice details for the Servicer and the Investor are as follows:


SERVICER


Address: Abbey National plc, Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes, MK9 1AN


Facsimile number: (44) 01908 343019


For the attention of:     Securitisation Team, Business Relationship Management


INVESTOR


E-mail address:   [                            ]



Signed by .................................... as authorised representative on behalf of the Investor.





.........................................


Dated [                                   ]

EXECUTION


The Common Seal of                             )
ABBEY NATIONAL PLC in its                      )
capacity as Servicer was affixed in the        )
presence of:                                   )




Executed as a deed by                          )
HOLMES TRUSTEES LIMITED acting by two          )
directors                                      )






The Common Seal of                             )
ABBEY NATIONAL PLC in its                      )
capacity as Seller was affixed                 )
in the presence of:                            )





Executed as a deed by                          )
HOLMES FUNDING LIMITED acting by two           )
directors                                      )




Executed as a deed by                          )
JPMORGAN CHASE BANK,                           )
LONDON BRANCH acting by its                    )
attorney in the presence of:                   )




CB022900147